Exhibit 99.1

Exterran Corporation Announces Upsizing and Pricing of Senior Notes Offering

HOUSTON -- March 30, 2017 -- Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today announced that Exterran Energy Solutions, L.P. (“EESLP”) and EES Finance Corp. (together with EESLP, the “Issuers”), both wholly-owned subsidiaries of the Company, upsized and priced their private offering of $375.0 million aggregate principal amount of 8.125% senior unsecured notes due 2025 (the “Notes”) to be co-issued by the Issuers and initially guaranteed only by the Company on a senior unsecured basis. The offering was upsized from the previously announced $300 million aggregate principal amount. The Notes priced at 100.000% of their principal amount and the settlement of the offering is expected to occur on April 4, 2017, subject to customary closing conditions.

The net proceeds from the offering will be used to repay all of the borrowings outstanding under EESLP’s term loan facility and revolving credit facility, and to pay a subsidiary of Archrock, Inc. (“Archrock”) $25.0 million in satisfaction of EESLP’s obligation to pay that sum following the occurrence of a qualified capital raise in accordance with the separation and distribution agreement entered into by the Company and certain of its affiliates and Archrock and certain of its affiliates in connection with the Company’s spin-off from Archrock, with the balance to be used for general corporate purposes.

The Notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a market leader in compression, production and processing products and services, serving customers throughout the world engaged in all aspects of the oil and natural gas industry. Its global product lines include natural gas compression, process & treating and production equipment and water treatment solutions. Outside the United States, Exterran Corporation is a leading provider of full-service natural gas contract compression and a supplier of new, used, OEM and aftermarket parts and services. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 30 countries.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran’s control, which could cause actual results to differ materially from such statements. As a result, such forward-looking statements are not guarantees of future performance or results.

While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are the following: local, regional, national and international economic conditions and the impact they may have on Exterran and its customers; Exterran’s reduced profit margins or loss of market share resulting from competition or the introduction of competing technologies by other companies; Exterran’s reliance on Archrock and its affiliates for recurring oil and gas product sales revenues and its ability to secure new oil and gas product sales customers; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained low price of oil or natural gas; Exterran’s ability to timely and cost-effectively execute projects; economic or political conditions in countries in which Exterran and its subsidiaries operate; changes in current exchange rates, including the risk of currency devaluations by foreign governments, and restrictions on currency repatriation; the inherent risks associated with Exterran’s operations, such as equipment defects, malfunctions and natural disasters; any non-performance by third parties of their contractual obligations; and changes in governmental safety, health, environmental and other regulations; Exterran’s ability to remediate each of the material weaknesses in its internal control environment, including the identification of additional control deficiencies; the results of governmental actions relating to current investigations; and the results of any shareholder actions relating to the recent restatement of Exterran’s financial statements.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K for the year ended December 31, 2016 and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE
Exterran Corporation

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